As filed with the Securities and Exchange Commission on February 14, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HECKMANN CORPORATION

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	1389	26-0287117
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 Cherrington Parkway, Suite 200

Coraopolis, Pennsylvania 15108

(412) 329-7275

(Address of principal executive offices, including zip code, and telephone number, including area code, of registrant and co-registrants)

Damian C. Georgino

Executive Vice President, Corporate Development and Chief Legal Officer

300 Cherrington Parkway, Suite 200

Coraopolis, Pennsylvania 15108-4348

(412) 329-7275

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James J. Barnes, Esq.

Nicholas A. Bonarrigo, Esq.

Eulalia M. Mack, Esq.

Reed Smith LLP

225 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2716

(412) 288-3131

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Amount To Be Registered	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Debt Securities
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Debt Securities
Depositary Shares(4)
Warrants(5)
Rights(6)
Units(7)
Purchase Contracts(8)
Guarantees of Debt Securities(9)
Total			$400,000,000	$45,840

(1)	There are being registered hereunder such indeterminate number of shares of common stock, preferred stock, debt securities, depositary shares, units, warrants to purchase debt securities, common stock or preferred stock, stock purchase units, stock purchase contracts and guarantees of debt securities as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $400,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise or exchange of other securities or that are issued in units. The securities registered hereunder also includes such indeterminate number of shares of common stock as may be issued upon exercise of warrants or pursuant to the antidilution provisions of any such warrants. In addition, this registration statement relates to an indeterminate amount of shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	The registration fee for the unallocated securities registered hereby has been estimated solely for the purpose of computing the registration fee calculated pursuant to Rule 457(o) under the Securities Act.
(4)	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.
(5)	Includes warrants to purchase debt securities, warrants to purchase common stock and warrants to purchase preferred stock.
(6)	Each right will represent rights to purchase shares of common stock or other securities covered by this registration statement.
(7)	Each unit will be issued under a unit agreement and will represent an interest in shares of the registrant’s common stock and warrants, which may or may not be separable from one another.
(8)	The purchase contracts may require the holder thereof to purchase or sell common stock, preferred stock, debt securities, or depositary shares of the registrant.
(9)	No separate consideration will be received for the guarantees.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of co-registrant as specified in its charter	Jurisdiction of incorporation or organization	I.R.S. Employer Identification No.	Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices
Heckmann Water Resources Corporation	Texas	27-0421194	Suite 200 300 Cherrington Parkway Coraopolis, Pennsylvania 15108
Heckmann Water Resources (CVR), Inc.	Texas	20-2291795	Suite 200 300 Cherrington Parkway Coraopolis, Pennsylvania 15108

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated February 14, 2012

PROSPECTUS

$400,000,000

Debt Securities

Guarantees of Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Units

Purchase Contracts

This prospectus relates to the sale from time to time in one or more offerings of up to $400,000,000 of:

•	debt securities, which we may issue in one or more series and which may be guaranteed by certain of our subsidiaries;

•	shares of our common stock;

•	shares of our preferred stock, which we may issue in one or more series or classes;

•	fractional shares of our preferred stock represented by depositary shares;

•	warrants to purchase our debt securities, common stock or preferred stock;

•	rights to purchase common stock or other securities;

•	units; and

•	purchase contracts for the purchase or sale of our common stock, preferred stock, debt securities or depositary shares.

The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

When securities are offered under this prospectus, we will provide you with a prospectus supplement or a free writing prospectus describing the specific securities being offered, the manner in which they are being offered, the offering price of the securities and the net proceeds from the sale of those securities. The securities may be offered separately or together in any combination or as a separate series. You should carefully read this prospectus and any accompanying prospectus supplement or free writing prospectus, together with any documents incorporated by reference herein and therein, before you invest in our securities. We may sell these securities to or through underwriters, to other purchasers, through dealers or agents or through any combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” The names of the underwriters, dealers and agents, if any, will be set forth in the accompanying prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will also set forth any applicable commissions or discounts payable to them.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “HEK.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained herein and in the applicable prospectus supplement and any related free writing prospectus, and in any other document incorporated by reference herein or therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2012.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may sell, at any time and from time to time over the next three years, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The exhibits to the registration statement of which this prospectus is a part contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find Additional Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplements or any related free writing prospectus filed with the SEC. We have not authorized anyone to provide you with different information and, if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

When used in this prospectus, the terms “Heckmann,” “we,” “our” and “us” refer to Heckmann Corporation and its consolidated subsidiaries, unless otherwise specified. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including, but not limited to, statements regarding:

•	future financial performance and growth targets or expectations;

•	market developments and potential growth of our water services business in the United States;

•	the benefits of our completed and future acquisition and disposition transactions and our expansion plans and opportunities, including future acquisitions; and

•	plans to increase operational capacity, including well and pipeline construction or expansion.

You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.

These forward-looking statements are based on information available to us as of the date of this prospectus and our current expectations, forecasts and assumptions and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•

financial results that may be volatile and may not reflect historical trends due to, among other things, acquisition and disposition activities, fluctuations in consumer trends, pricing pressures, changes in raw material or labor prices or rates related to our business and changing regulations or political developments in the markets in which we operate;

•	difficulties encountered in integrating acquired assets, businesses and management teams;

•	our ability to attract, motivate and retain key executives and qualified employees in key areas of our business;

•	fluctuations in prices and demand for commodities such as natural gas and oil;

•	changes in customer drilling activities and capital expenditure plans, including impacts due to low natural gas prices;

•	difficulties in identifying and completing acquisitions and differences in the type and availability to us of consideration or financing for such acquisitions;

•

risks associated with the operation, construction and development of salt water disposal wells and pipelines, including access to additional disposal well locations and pipeline rights-of-way, and unscheduled delays or inefficiencies;

•	the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets;

•	changes in economic conditions in the markets in which we operate or in the world generally;

•	reduced demand for our services, including due to regulatory or other influences related to extraction methods such as fracking, or the loss of key customers;

•	control of costs and expenses;

•	present and possible future claims, litigation or enforcement actions or investigations;

•

natural disasters, such as hurricanes, earthquakes and floods, or acts of terrorism that may impact our corporate headquarters or our assets, including our wells or pipelines, our distribution channels, or which otherwise disrupt the markets we serve;

•	the threat or occurrence of international armed conflict and terrorist activities;

•	the unknown future impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules to be promulgated under it;

•

risks involving developments in environmental or other governmental laws and regulations in the markets in which we operate and our ability to effectively respond to those developments including laws and regulations relating to oil and gas extraction businesses, particularly relating to water usage, disposal, transportation and treatment; and

•	other risks identified in this prospectus.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to update or release any revisions to these forward-looking statements to reflect any events or circumstances, whether as a result of new information, future events, changes in assumptions or otherwise, after the date hereof.

HECKMANN CORPORATION

We are a services-based company focused on total water solutions for shale or “unconventional” oil and gas exploration. We address the pervasive demand for diverse water solutions required for the production of oil and gas in an integrated and efficient manner through various service and product offerings. Our services include water delivery and disposal, trucking, fluids handling, treatment, temporary and permanent pipeline facilities, and water infrastructure services for oil and gas exploration and production companies. All of our operations included in our water solutions for energy development business segment are branded as Heckmann Water Resources, or HWR.

We currently operate multi-modal water disposal, treatment, trucking and pipeline transportation operations in select shale areas in the United States, including the Eagle Ford, Haynesville, Marcellus/Utica and Barnett Shale plays. We serve customers seeking fresh water acquisition, temporary water transmission and storage, transportation, treatment or disposal of fresh water and complex water flows, such as flowback and produced brine water, in connection with shale oil and gas hydraulic fracturing drilling, or “fracking,” operations. We also transport fresh water for production and provide services for site preparation, water pit excavations and remediation.

As a result of acquisitions and our organic growth, we now own and operate a fleet of more than 600 trucks for water transportation and more than 1,100 frac tanks. In addition, we have 25 operating salt water disposal, or underground injection, wells in the Haynesville and Eagle Ford Shale areas with permitted combined capacity of 403,000 barrels per day. We are also in various stages of acquiring, developing and permitting additional salt water disposal wells in our operating markets.

We also develop underground pipelines for the efficient delivery of fresh water and removal of produced water, with a 50-mile underground water transport pipeline and a 19-mile underground pipeline expansion project under construction in the Haynesville Shale area. We also own approximately 180 miles of portable poly and aluminum pipe and associated pumps and other equipment that are used above ground for pumping and transporting water from streams, ponds and special holding areas, including our frac tanks, to hydraulic fracturing wells. These assets enhance our service capabilities to our underground pipeline network in the Haynesville area and are available to complement our current service offerings to our customers throughout all shale areas in which we operate.

Previously, we owned and operated a bottled water business through our subsidiary, China Water and Drinks, Inc. On September 30, 2011, we completed the disposition of all of our bottled water business.

Headquartered in Pittsburgh, Pennsylvania, Heckmann was incorporated in Delaware on May 29, 2007 as a blank check company. Our principal executive offices are located at 300 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania 15108, and our telephone number at that location is (412) 329-7275. Our Internet address is http://www.heckmanncorp.com. Information contained in our web site is not incorporated by reference into and does not form any part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, and in documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement and any related free writing prospectus.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our securities could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find Additional Information.”

RATIO OF EARNINGS TO FIXED CHARGES

We began our corporate existence on May 29, 2007, and until our October 30, 2008, acquisition of China Water, we were a blank check company with no operations. On September 30, 2011, we completed the disposition, through sale and abandonment, of all of our China Water business. Accordingly, the China Water business is reported as discontinued operations for financial reporting purposes for all relevant reporting periods. A presentation of the China Water results, on a discontinued operations basis, has been previously reported in our filings with the SEC, which are incorporated by reference in this prospectus. All reported periods of the calculation of the ratio of earnings to fixed charges exclude discontinued operations. Accordingly, the ratio of earnings to fixed charges prior to our inception on May 29, 2007, which does not provide meaningful information, is not presented.

	Nine months ended September 30, 2011	Year ended December 31,			For the Period May 29, 2007 (Inception) through December 31, 2007
		2010(1)	2009(1)	2008
Ratio of earnings to fixed charges	2.24:1	N/A	N/A	(2)	(2)

(1)	The ratio of earnings to fixed charges was less than one to one coverage and accordingly represents a deficit of $12.4 million and $3.3 million for the twelve months ended December 31, 2010 and 2009, respectively.

(2)	We had fixed charges of approximately $21,900 and $10,200 for the twelve months ended December 31, 2008, and for the period from May 29, 2007 (inception), through December 31, 2007, respectively. Earnings for those two periods were approximately $8.6 million and $2.3 million, respectively. Accordingly, the ratio of earnings to fixed charges is not meaningful for these periods.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus. Unless otherwise specified in the applicable prospectus supplement or any related free writing prospectus, we currently expect to use the net proceeds of our sale of securities for general corporate purposes, which may include, among other things:

•	working capital;

•	capital expenditures;

•	acquisitions;

•	stock repurchases; and

•	the repayment of outstanding indebtedness.

We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings.

DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and supplemental indenture. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the debt securities that we may offer using this prospectus. Further terms of the debt securities will be stated in the applicable prospectus supplement (or applicable free writing prospectus). The following description and any description of the debt securities in a prospectus supplement (or applicable free writing prospectus) may not be complete and is subject to and qualified in its entirety by reference to the terms of the applicable indenture, supplemental indenture and form of debt security.

General

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible or exchangeable debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock or other securities of ours or of a third party. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more indentures, which are contracts between us and an eligible banking institution or other eligible party, as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in a prospectus supplement (and any free writing prospectus).

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The following summaries of the material provisions of the senior debt securities, the subordinated debt securities and the indentures are not complete and are qualified in their entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. You should read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and we will file supplemental indentures and forms of debt securities containing the terms of the debt securities being offered as exhibits to the registration statement of which this prospectus is a part or such supplemental indentures will be incorporated by reference to reports that we file with the SEC. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The indentures do not limit the amount of other debt that we may incur and do not contain financial or similar restrictive covenants. The indentures do not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities offered and the price or prices at which we will offer the debt securities. The description will include:

•	the title of the debt securities;

•	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the date or dates on which we must pay the principal;

•	whether the debt securities will be issued with any original issue discount;

•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	whether and under what circumstances, if any, we will pay a premium or additional amounts on any debt securities;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem or retire any debt security, if at all;

•	any obligation to redeem or repurchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the manner in which we will determine the amount of principal of or any premium or interest or additional amounts on the debt securities;

•	if other than United States dollars, the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity if other than 100%;

•

the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

•	if applicable, that the debt securities are defeasible;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•

any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures, including whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital shares or the capital shares of our subsidiaries;

•	redeem capital shares;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders or affiliates;

•	issue or sell shares of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	procedures for any auction or remarketing, if any; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity under the terms of the applicable indenture. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than United States dollars in the prospectus supplement.

Guarantees

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by our direct and indirect subsidiaries which may guarantee the debt securities, including the terms of subordination, if any, of such guarantees. Any such guarantees will be made only by certain of our 100 percent-owned subsidiaries, will be made on a joint and several basis and will be full and unconditional.

Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the ability of any guarantor to incur additional secured or unsecured indebtedness or issue secured or unsecured guarantees.

Conversion and Exchange Rights

The applicable prospectus supplement or free writing prospectus will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the number of shares of common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. The indebtedness underlying the subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

Unless otherwise indicated in a prospectus supplement, we may not make any payment on the subordinated debt securities if a default in the payment of the principal of, premium, if any, interest or other obligations, including a default under any repurchase or redemption obligation, in respect of senior indebtedness occurs and continues beyond any applicable grace period. We may not make any payment on the subordinated debt securities if any other default occurs and continues with respect to senior indebtedness that permits holders of the senior indebtedness to accelerate its maturity and the trustee receives a notice of such default from us, a holder of such senior indebtedness or other person permitted to give such notice. We may not resume payments on the subordinated debt securities until the defaults are cured or certain periods pass.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors.

Our financing agreements contain certain restrictions on our ability to incur additional senior and subordinated indebtedness. However, the indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and, unless otherwise specified in the prospectus supplement, only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “Global Securities” and will trade in book-entry form only.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer or exchange of any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•

the successor is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of the United States, or any state, and assumes our obligations under the debt securities and the indentures, as appropriate; and

•	immediately after the transaction, no event of default occurs and continues.

The terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.

Events of Default

Each of the following will constitute an event of default under each indenture, subject to modification or deletion as provided in a supplemental indenture with respect to any specific series of debt securities:

•	failure to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or deferred;

•	failure to pay any interest on any debt security when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•

failure to perform any other covenant applicable to the series of debt securities (contained in the debt securities or the applicable indenture) that continues for a specified number of days after we (and the indenture trustee in the event of notice from security holders) receive notice from the indenture trustee or holders of at least a specified percentage in aggregate principal amount of the debt securities of that series;

•	certain events in bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

If an event of default, other than an event of default as a result of bankruptcy, insolvency or reorganization, occurs and continues, either the trustee or the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. If an event of default occurs as a result of certain events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will automatically become immediately due and payable.

The holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, and in the event of a waiver after acceleration as described in the immediately preceding paragraph, we have received written notice of such waiver and have remedied such default or event of default. Any waiver shall cure the default or event of default.

Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee indemnity satisfactory to it. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act of 1939, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•

the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request, and the holders have offered indemnity to the trustee satisfactory to it to institute the proceeding; and

•	the trustee has failed to institute the proceeding, and has not received a direction inconsistent with the request within a specified number of days.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, such holder’s debt securities.

Each indenture will include a covenant requiring our officers to furnish to the trustee annually a statement as to whether, to their knowledge, we are in default under the indenture and, if so, specifying all such known defaults.

Modification and Waiver

By entering into supplemental indentures, we and the indenture trustee may modify the terms of an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect, omission or inconsistency in the indentures;

•	to evidence the assumption by a successor corporation of our obligations in compliance with the provisions described above under “Consolidation, Merger or Sale of Assets”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939, as amended;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to secure any series of debt securities;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•

to make such other provisions in regard to matters or questions arising under the indentures or supplemental indentures that do not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures or supplemental indentures, we and the trustee may amend the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the amendment. However, to the extent discussed in the prospectus supplement, without the consent of each holder, we may not make any amendment that would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•	reduce the principal, premium or interest on any debt security;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity;

•	change the place or currency of payment of principal, premium or interest on any debt security;

•	impair the right to enforce any payment on any debt security;

•	in the case of subordinated debt securities, modify the subordination provisions in a manner materially adverse to their holders;

•	in the case of debt securities that are convertible or exchangeable into other securities, adversely affect the right of holders to convert or exchange any of the debt securities;

•	reduce the percentage in principal amount of outstanding securities of any series for which the holders’ consent is required;

•	reduce the percentage in principal amount of outstanding securities of any series necessary for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults; or

•	modify provisions with respect to the nine bullet points above.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of that series, our compliance with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date for action by holders. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Optional Redemption

Redemption at Our Option

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the indenture trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the depository in accordance with its procedures. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption. This notice will include the following information, as applicable: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; the terms of conversion of the securities; any restrictions or conditions to redemption; the CUSIP number of the debt securities to be redeemed.

By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the indenture trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the applicable indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the indenture trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Repayment at Holder’s Option

If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repayment of those debt securities by us prior to the stated maturity of the debt securities of that series at a time or times and subject to the conditions specified in the applicable prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repayment date or dates on which the debt security may be repaid and the optional repayment price, or the method by which such price will be determined. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder’s option on each such optional repayment date.

Any tender of a debt security by the holder for repayment will be irrevocable. Any repayment option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security; provided that the principal amount of the debt security remaining outstanding after repayment will be an authorized denomination. Upon such partial repayment, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repaid debt securities.

If debt securities are represented by a global security as described under “Global Securities,” the securities depository for the global security or its nominee will be the holder of the debt security and, therefore, will be the only person that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt security to notify the depository of its desire to exercise a right to repayment by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, upon our direction, the applicable indenture shall cease to be of further effect with respect to any series of debt securities issued under the applicable indenture specified by us, subject to the survival of specified provisions of the applicable indenture (including the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when:

•	either

(A) all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the indenture trustee for cancellation, subject to exceptions, or

(B) all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the indenture trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

•	we have paid all other sums payable under the applicable indenture with respect to the debt securities of that series; and

•	the indenture trustee has received an officer’s certificate and an opinion of counsel called for by the applicable indenture.

At such time as we shall have satisfied the conditions set forth in the immediately preceding paragraph with respect to any series of guaranteed debt securities, each guarantor of the debt securities of that series shall (except as provided in the next succeeding sentence and subject to other limited exceptions) be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of that series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by us, any guarantor or the indenture trustee and without the consent of the holders of any debt securities.

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the indenture trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the indenture trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the indenture trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indentures provide that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under such indentures, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and the third and fifth bullet points under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the indenture trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the indenture trustee will be sufficient to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from an event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the indenture trustee an opinion of counsel that the conditions precedent to such defeasance have been satisfied and that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Notices

We will mail notices to holders of debt securities at the addresses that appear in the security register.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Information Concerning the Indenture Trustee

The indenture trustee undertakes to perform only those duties as are specifically set forth in the applicable indenture. The indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. The indenture trustee shall be under no obligation to exercise any of the rights or powers vested in it by an indenture at the request or direction of any of the applicable holders pursuant to such indenture unless such holders shall have offered to the indenture trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Payment and Paying Agents

Unless the prospectus supplement indicates otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

Unless the applicable prospectus supplement or free writing prospectus indicates otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent, except we may pay interest by check mailed to the address of the person entitled to the payment. Unless the applicable prospectus supplement or free writing prospectus indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF COMMON STOCK

The following summarizes the material terms of our common stock. This discussion does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws, in each case as amended, and the applicable provisions of the Delaware General Corporation Law.

Authorized and Outstanding Capital Stock

Our amended and restated certificate of incorporation, as amended, authorizes us to issue 500 million shares of common stock, par value $0.001 per share, and 1 million shares of preferred stock, par value $0.001 per share. As of February 1, 2012, 126,726,124 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Our common stock is listed on the NYSE under the symbol “HEK.”

We have outstanding approximately 1.6 million privately-issued warrants to acquire shares of our common stock, of which 941,175 have an exercise price of $6.38 per share and expire on January 24, 2013, and the remaining 626,866 have an exercise price of $2.02 per share and expire on August 22, 2012. In addition, as of December 31, 2011, we had granted options to acquire 2,692,250 shares of common stock and 1,316,857 restricted stock units under the Heckmann Corporation 2009 Equity Incentive Plan; 990,893 shares of common stock remain available as of December 31, 2011, for future grants under this plan.

General

Holders of common stock are entitled to one vote for each share held on all matters to be voted on by our stockholders. Our stockholders do not have cumulative voting rights.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Subject to the preferences and rights, if any, applicable to preferred stock, holders of our common stock are entitled to receive dividends if and when declared by the board of directors.

Rights upon Liquidation or Dissolution

Subject to the preferential rights of any other shares or series of capital stock or other securities, if we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, holders of our common stock will be entitled to share ratably in our assets legally available for distribution to those holders after the satisfaction of, or provision for, all of our debts and liabilities.

Staggered Board of Directors

Our amended and restated certificate of incorporation, as amended, provides that our board of directors is classified into three classes of directors of approximately equal size. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated bylaws contain advance notice provisions that a stockholder must follow if it intends to bring business proposals or director nominations, as applicable, before a meeting of stockholders. These provisions may preclude our stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders.

Delaware Anti-Takeover Law; Amended and Restated Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law: We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” for Section 203 purposes includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This provision could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire Heckmann.

DESCRIPTION OF PREFERRED STOCK

We may issue 1,000,000 shares of preferred stock par value $0.001 per share, from time to time in one or more classes or series, with the exact terms of each series or class established by our board. Without seeking stockholder approval, our board may issue preferred stock with voting and other rights that are greater than the rights of our common stock and could adversely affect the voting power of the holders of our common stock.

The rights, preferences, privileges and restrictions of the preferred stock of each series or class will be determined by our board of directors and set forth in a certificate of designations relating to such series or class that will amend our Certificate of Incorporation. We will include each certificate of designations as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail. You should read the applicable certificate of designations for a complete description of all of the terms.

This section describes the general terms of the preferred stock that we may offer using this prospectus. Further terms of the preferred stock will be stated in the applicable prospectus supplement (or applicable free writing prospectus). The following description and any description of the preferred stock in a prospectus supplement (or applicable free writing prospectus) may not be complete and is subject to and qualified in its entirety by reference to the terms of the certificate of designations.

As of the date of this prospectus, none of our authorized preferred stock has been designated by our board of directors for issuance as part of any particular series of preferred stock, and all of such preferred stock is therefore available for future issuance in the discretion of our board of directors as part of one or more series of preferred stock with terms yet to be determined.

Terms

You should refer to the prospectus supplement relating to the offering of any series of preferred stock for specific terms of the shares, including the following terms:

•	the maximum number of shares in the series or class and the distinctive designation;

•	number of shares offered and initial offering price;

•	the terms on which dividends, if any, will be paid;

•	the terms of any preemptive rights;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the repurchase or redemption of the shares of the series;

•

the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock, including the conversion price, rate or other manner of calculation, conversion period and anti-dilution provisions, if applicable;

•

terms and conditions upon which shares will be exchangeable into debt securities or any other securities, including the exchange price, rate or other manner of calculation, exchange period and any anti-dilution provisions, if applicable;

•	the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs, including liquidation preference amount;

•

any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	the voting rights, if any, on the shares of the series;

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares; and

•	any material United States federal income tax consequences.

The issuance of preferred stock may delay, deter or prevent a change in control.

Ranking

Unless we provide otherwise in a prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all other equity securities ranking junior to the offered preferred stock;

•	on a parity with all of our equity securities ranking on a parity with the offered preferred stock; and

•	junior to all of our equity securities ranking senior to the offered preferred stock.

As used herein, the term “equity securities” does not include convertible debt securities.

Voting Rights

Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights, except as may be required by applicable law.

Dividends

Subject to any preferential rights of any outstanding shares or series of shares, our preferred shareholders are entitled to receive dividends, if any, when and as authorized by our board of directors, out of legally available funds, as specified in the applicable prospectus supplement.

Redemption

If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

Liquidation Preference

In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital shares ranking senior, an amount equal to the stated or liquidation value of the series plus, if applicable, an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their our preferred stock if the shares were paid in full.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those preferred stock. These terms typically will include number of shares of common stock or other securities into which the preferred stock is convertible; conversion price (or manner of calculation); conversion period; provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option; events, if any, requiring an adjustment of the conversion price; and provisions affecting conversion in the event of the redemption of that series of preferred stock.

Transfer Agent and Registrar

We will identify in a prospectus supplement the transfer agent and registrar for any series of preferred stock offered by this prospectus.

DESCRIPTION OF DEPOSITARY SHARES

The description below and in the prospectus supplement is not complete. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the depositary shares that we may offer using this prospectus. Further terms of the depositary shares will be stated in the applicable prospectus supplement (or applicable free writing prospectus). The following description and any description of the rights in a prospectus supplement (or applicable free writing prospectus) may not be complete and is subject to and qualified in its entirety by reference to the terms of the depositary agreement and the depositary receipt.

General

We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise that option, we will provide for a depositary to issue receipts for depositary shares, each of which will represent a fractional interest in a share of preferred stock.

The shares of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company depositary that has its principal office in the United States, which we refer to as the “depositary.” The prospectus supplement will include the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock, to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights. The deposit agreement will include the terms and conditions for any sale of the depositary receipts and the audit rights of the owner of depositary shares. Depositary receipts will be issued for depositary shares.

The depositary may issue temporary depositary receipts substantially identical to, and entitling the holders to all the rights pertaining to, the definitive depositary receipts. Definitive depositary receipts will then be prepared thereafter and temporary depositary receipts may be exchanged for definitive depositary receipts at our expense.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute all cash dividends or other cash distributions on the preferred stock, rounded to the nearest cent, to the record holders of depositary shares in proportion to the numbers of such depositary shares owned by them on the relevant record date. Fractions of one cent not so distributed will be added to the next sum received by the depositary for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will, if feasible, distribute property received by it to the record holders of depositary shares entitled to them. If the distribution is not feasible, the depositary may, with our approval, sell the property and distribute the net proceeds to such holders.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

After the redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. All rights of the holders of the depositary shares will cease, except the right to receive the money or other property to which the holders are entitled upon redemption and surrender of the depositary receipts for their depositary shares.

Voting the Preferred Stock

The depositary will mail to the holders of depositary shares the information contained in any notice of meeting at which the holders of preferred stock are entitled to vote. Each record holder of depositary shares on the record date for the preferred stock may instruct the depositary to exercise its voting rights with respect to the depositary shares. The depositary will attempt to vote the number of shares of preferred stock underlying such depositary shares in accordance with these instructions. We will agree to take any action required to enable the depositary to vote the depositary shares. The depositary will abstain from voting shares of preferred stock to the extent it does not receive instructions from the holders of depositary shares relating to that preferred stock.

Amendment and Termination of the Deposit Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, we and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time, except that neither of us can make any amendment that would materially and adversely alter the rights of the existing holders of depositary shares without approval by the record holders of at least a majority of the outstanding depositary shares. We or the depositary may terminate a deposit agreement only if:

•	all outstanding depositary shares relating thereto have been redeemed; or

•	there has been a final distribution to the holders of preferred stock and to the holders of the related depositary shares in the event of our liquidation, dissolution or winding up.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges listed in the deposit agreement as holders’ charges.

Withdrawal or Surrender of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that we are required to furnish to the holders of the preferred stock.

Neither the depositary nor we will be liable if the law or any circumstance beyond its or our control prevents the performance of the depositary’s obligations under the deposit agreement. We and the depositary will be required only to perform our respective duties in good faith. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding regarding any depositary shares or preferred stock unless the holders of those securities provide satisfactory indemnity. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us, and we may at any time remove the depositary. Any such resignation or removal will take effect when a successor depositary meeting the requirements of the depositary agreement is established.

DESCRIPTION OF WARRANTS

The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant and warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the warrants to purchase common stock or other securities that we may offer using this prospectus. Further terms of the warrants will be stated in the applicable prospectus supplement (or applicable free writing prospectus). The following description and any description of the rights in a prospectus supplement (or applicable free writing prospectus) may not be complete and is subject to and qualified in its entirety by reference to the terms of the warrant and warrant agreement.

Outstanding Warrants

We have outstanding approximately 1.6 million privately-issued warrants to acquire shares of our common stock, of which 941,175 have an exercise price of $6.38 per share and expire on January 24, 2013, and the remaining 626,866 have an exercise price of $2.02 per share and expire on August 22, 2012.

Warrants We May Offer

We may issue additional warrants for the purchase of common stock, preferred stock, depositary shares and/or debt securities in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement (and any free writing prospectus). Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:

•	title of the warrants;

•	aggregate number of warrants;

•	price or prices at which the warrants will be issued;

•	designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

•	date, if any, on and after which the warrants and the debt securities offered with the warrants, if any, will be separately transferable;

•	purchase price for each security purchasable on exercise of the warrants;

•	the terms for changes to or adjustments in the exercise price, if any;

•	dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

•	minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;

•	anti-dilution provisions or other adjustments to the exercise price of the warrants;

•	terms of any right that we may have to redeem the warrants;

•	effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

•	name and address of the warrant agent, if any;

•	information with respect to book-entry procedures;

•	any material United States federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF RIGHTS

The complete terms of the rights will be contained in the rights agreements we enter into with rights agents. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the rights agreements and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the rights to purchase common stock or other securities that we may offer to shareholders using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement (or applicable free writing prospectus). The following description and any description of the rights in a prospectus supplement (or applicable free writing prospectus) may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. Further terms of the rights will be stated in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies of the rights agreements and rights certificates.

The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for shareholders entitled to the rights distribution, the number of rights issued and the number of shares of common stock that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. federal income tax considerations.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for shareholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	the terms for changes to or adjustments in the exercise price, if any;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering;

•	any material United States federal income tax consequences; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendment of the rights.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Prior to the exercise of a holder’s rights, the holder will not have any of the rights of holders of the securities issuable upon the exercise of the rights and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

The complete terms of the units will be contained in the unit agreement and any document applicable to the securities comprising the units. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the unit agreement and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the units that we may offer using this prospectus. Further terms of the units will be stated in the applicable prospectus supplement (or applicable free writing prospectus). The following description and any description of the units in a prospectus supplement (or applicable free writing prospectus) may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the units and the related documents applicable to the securities constituting the units.

We may issue units, in one or more series, consisting of any combination of one or more of the other securities described in this prospectus. If we offer units, we will describe the terms in a prospectus supplement (and any free writing prospectus). Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

•	title of the units;

•	aggregate number of units;

•	price or prices at which the units will be issued;

•	designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;

•	name and address of the unit agent;

•	information with respect to book-entry procedures;

•	any material United States federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit and to any common stock, preferred stock, debt security, warrant, right or purchase contract included in each unit, respectively.

Unless otherwise provided in the applicable prospectus supplement, the unit agreements will be governed by the laws of the State of New York. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

DESCRIPTION OF PURCHASE CONTRACTS

The complete terms of the purchase contracts will be contained in the contract documents and any related document applicable to the securities subject to the purchase contract. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the purchase contracts and any related document. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the purchase contracts that we may offer using this prospectus. Further terms of the purchase contracts will be stated in the applicable prospectus supplement (or applicable free writing prospectus). The following description and any description of the units in a prospectus supplement (or applicable free writing prospectus) may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the units and the related documents applicable to the securities constituting the units.

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock, debt securities or depositary shares. The price of our securities that may be the subject of our purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock, debt securities or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	any material United States federal income tax considerations relevant to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered global form; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendment of the purchase contracts.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Company, or

DTCC. DTCC, in turn, is owned by a number of DTC’s participants and subsidiaries of DTCC as well as by other financial companies, including the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our Articles of Incorporation or the applicable indenture, warrant agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of

•	participants, who in turn act only on behalf of participants or indirect participants, and

•	certain banks, trust companies and other persons approved by it,

the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

DTC has advised us that DTC will take any action permitted to be taken by a registered holder of any securities under our Articles of Incorporation or the relevant indenture, warrant agreement, trust agreement or guarantee only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•

we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, trust agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or

•

there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our articles or the relevant indenture trust agreement and/or warrant agreement.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of us, any indenture trustee, any depositary, any rights agent, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through an underwriter or group of underwriters managed or co-managed by one or more underwriters, or to or through dealers, through agents, directly to one or more investors or through a combination of such methods of sale.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time we sell securities a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of the underwriters, placement agents, finders or dealers, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions set forth in the applicable underwriting agreement, and, subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (d) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and (e) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the securities which is not expected to exceed that customary in the types of transactions involved. We will describe in the applicable prospectus supplement the terms of any agreements or arrangements with broker-dealers, including volume limitations on sales, parties to the agreement and the conditions under which the agreement or arrangement may be terminated.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. These activities may cause the market price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of fees, discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short-sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

Reed Smith LLP will provide us with an opinion as to legal matters in connection with the securities we are offering.

EXPERTS

The consolidated financial statements of Heckmann Corporation and subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010, have been audited by GHP Horwath, P.C., independent registered public accounting firm, as stated in their report dated March 14, 2011 (December 7, 2011, as to the effects of the discontinued operations presentation described in Notes 1 and 12), and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Available Information

Information that we furnish to or file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to or exhibits included in these reports, are available free of charge on our website at www.heckmanncorp.com soon after such reports are furnished to or filed with the SEC. Our reports, including any exhibits included in such reports, that are filed with or furnished to the SEC are also available on the SEC’s website at www.sec.gov. You may also read and copy any materials filed or furnished by the Company with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549; information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may request copies of these documents from the SEC, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Neither the contents of our website nor that maintained by the SEC are incorporated into or otherwise a part of this filing. Further, the Company’s references to the URLs for these websites are intended to be inactive textual references only.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011;

•

our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on March 14, 2011 under Item 4.02 of Form 8-K, April 7, 2011, May 18, 2011, June 10, 2011, August 9, 2011 (solely with respect to Item 2.05), August 19, 2011, September 8, 2011, October 5, 2011 (excluding Item 7.01 and the exhibit furnished pursuant to Item 7.01), November 9, 2011 (excluding Items 2.02 and 7.01 and the exhibits furnished pursuant to such Items), November 14, 2011, November 25, 2011, and December 7, 2011;

•

the description of our common stock contained in our registration statement on Form S-8 filed with the SEC on May 8, 2009, including any amendment or report filed for the purpose of updating that description; and

•

our Definitive Proxy Statement on Schedule 14A filed on April 4, 2011, in connection with our 2011 Annual Meeting of Stockholders, but only to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2010.

Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before we stop offering the securities described in this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. Unless expressly incorporated into this prospectus, information furnished under Items 2.02 and 7.01 on a Current Report on Form 8-K, and the exhibits furnished pursuant thereto, shall not be incorporated by reference into this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

These documents may be obtained as explained above (see “— Available Information”), or you may request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling us at the following address or telephone number or via the Internet at:

Heckmann Corporation,

300 Cherrington Parkway, Suite 200,

Coraopolis, Pennsylvania 15108,

Attn: Investor Relations

Telephone no.: (412) 329-7275

Website: www.heckmanncorp.com

You should rely only on the information in our prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

No dealer, salesperson or other person has been authorized to give any information or to make representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that the information herein or incorporated by reference herein is correct as of any time subsequent to its date. The prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

$400,000,000

Debt Securities

Guarantees Of Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Units

Purchase Contracts

PROSPECTUS

                    , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table shows the estimated costs and expenses, other than underwriting discounts, payable by the registrants in connection with the offering of the securities being registered.

Securities and Exchange Commission registration fee	$45,840
Printing Expenses	(1)
Accounting fees and expenses	(1)
Transfer agent’s and registrar’s fees	(1)
Legal fees and expenses	(1)
Blue Sky fees and expenses	(1)
Trustee fees and expenses	(1)
Miscellaneous	(1)
Total	(1)

(1)	Fees and expenses (other than the SEC Registration Fee to be paid upon filing of this registration statement) will depend on the securities offered, the number of issuances and the nature of offerings, and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Heckmann Corporation’s (“Heckmann”) amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. Heckmann’s amended and restated certificate of incorporation requires indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent if the board of directors (or other committee or entity empowered to make such a determination) formally determines that he acted in good faith and in a manner reasonably deemed consistent with, or not opposed to, its best interests. With respect to any criminal action or proceeding, the board of directors (or other committee or entity empowered to make such a determination) must formally determine that he had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of Heckmann, no indemnification shall be made if such person is determined to be liable to Heckmann, unless and only to the extent that the court in which such proceeding was brought determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that a director, officer, employee or agent has prevailed in defense of any such action, suit or proceeding, he shall be indemnified against expenses (including attorneys’ fees and witness expenses) actually and reasonably incurred by him. The indemnification provided by Heckmann’s amended and restated certificate of incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved stockholders, directors or otherwise.

Heckmann has purchased and maintains insurance covering its directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not Heckmann would have the power to indemnify them against such liability under the provisions of Heckmann’s certificate of incorporation and applicable Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Heckmann’s directors, officers or controlling persons pursuant to the provisions described above, or otherwise, Heckmann has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings

A. The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Heckmann Corporation’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

D. The undersigned registrants hereby undertake (1) to use their best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrants is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

F. The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

On behalf of the Registrant

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Coraopolis, state of Pennsylvania, on the 14th day of February, 2012.

HECKMANN CORPORATION

Date: February 14, 2012	By:	/s/ Damian C. Georgino
	Name:	Damian C. Georgino
	Title:	Executive Vice President, Corporate Development and Chief Legal Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Heckmann Corporation, a Delaware corporation, do hereby constitute and appoint Richard J. Heckmann, W. Christopher Chisholm and Damian C. Georgino, and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: February 14, 2012	By:	/s/ Richard J. Heckmann
	Name:	Richard J. Heckmann
	Title:	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: February 14, 2012	By:	/s/ W. Christopher Chisholm
	Name:	W. Christopher Chisholm
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: February 14, 2012	By:	/s/ Lou L. Holtz
	Name:	Lou L. Holtz
	Title:	Director

Date: February 14, 2012	By:	/s/ Dr. Alfred E. Osborne, Jr.
	Name:	Dr. Alfred E. Osborne, Jr.
	Title:	Director

Date: February 14, 2012	By:	/s/ J. Danforth Quayle
	Name:	J. Danforth Quayle
	Title:	Director

Date: February 14, 2012	By:	/s/ Andrew D. Seidel
	Name:	Andrew D. Seidel
	Title:	Director

Date: February 14, 2012	By:	/s/ Edward A. Barkett
	Name:	Edward A. Barkett
	Title:	Director

Date: February 14, 2012	By:	/s/ Kevin L. Spence
	Name:	Kevin L. Spence
	Title:	Director

Date: February 14, 2012	By:	/s/ Robert B. Simonds, Jr.
	Name:	Robert B. Simonds, Jr.
	Title:	Director

SIGNATURES

On behalf of the Co-Registrants

Pursuant to the requirements of the Securities Act of 1933, as amended, each undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Coraopolis, state of Pennsylvania, on the 14th day of February, 2012.

HECKMANN WATER RESOURCES CORPORATION HECKMANN WATER RESOURCES (CVR), INC.

Date: February 14, 2012	By:	/s/ Damian C. Georgino
	Name:	Damian C. Georgino
	Title:	Vice President, Secretary and Assistant Treasurer of each of the foregoing registrants

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of each of Heckmann Water Resources Corporation, a Texas corporation, and Heckmann Water Resources (CVR), Inc., a Texas corporation, do hereby constitute and appoint Richard J. Heckmann, W. Christopher Chisholm and Damian C. Georgino, and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: February 14, 2012	By:	/s/ Charles R. Gordon
	Name:	Charles R. Gordon
	Title:	Chief Operating Officer and Director of each of the foregoing registrants (Principal Executive Officer)

Date: February 14, 2012	By:	/s/ W. Christopher Chisholm
	Name:	W. Christopher Chisholm
	Title:	Vice President and Director of each of the foregoing registrants (Principal Financial Officer and Principal Accounting Officer)

Date: February 14, 2012	By:	/s/ Damian C. Georgino
	Name:	Damian C. Georgino
	Title:	Director of each of the foregoing registrants

HECKMANN CORPORATION

REGISTRATION STATEMENT ON FORM S-3

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*

1.2	Form of Placement Agent Agreement.*

3.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to Heckmann Corporation’s Registration Statement on Form S-1 filed September 4, 2007).

3.1A	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Heckmann Corporation’s Current Report on Form 8-K filed November 5, 2008).

3.1B	Second Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1B to Heckmann Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, filed March 14, 2011).

3.2	Amended and Restated Bylaws (incorporated herein by reference to Amendment No. 4 to Heckmann Corporation’s Registration Statement on Form S-1 filed October 26, 2007).

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to Heckmann Corporation’s Registration Statement on Form S-1 filed June 26, 2007).

4.2	Form of Amendment to Articles of Incorporation Creating New Series of Preferred Stock.*

4.3	Specimen Certificate for Preferred Stock.*

4.4	Form of Senior Debt Security.*

4.5	Form of Subordinated Debt Security.*

4.6	Form of Depositary Receipt.*

4.7	Form of Indenture for Senior Debt.

4.8	Form of Indenture for Subordinated Debt.

4.9	Form of Debt Warrant Agreement (including form of Warrant Certificate).*

4.10	Form of Preferred Stock Warrant Agreement (including form of Warrant Certificate).*

4.11	Form of Common Stock Warrant Agreement (including form of Warrant Certificate).*

4.12	Form of Depositary Share Agreement.*

4.13	Form of Rights Agreement.*

4.14	Form of Unit Agreement.*

4.15	Form of Purchase Contract.*

4.16	Form of Pledge Agreement.*

4.17	Terms of Common Stock and Preferred Stock of the Registrant (included in Articles of Incorporation) are incorporated by reference to Exhibit 3.1 to Amendment No. 2 to Heckmann Corporation’s Registration Statement on Form S-1 filed September 4, 2007.

Exhibit No.	Description
5.1	Opinion of Reed Smith LLP.

5.2	Opinion of Thompson & Knight L.L.P.*

12.1	Statement re Computation of Ratios.*

23.1	Consent of GHP Horwath, P.C., Independent Registered Public Accounting Firm.

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1).

23.3	Consent of Thompson & Knight L.L.P. (included in Exhibit 5.2).*

24.1	Powers of Attorney (included on the signature pages hereto).

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. as Trustee under the Indenture for Senior Debt.

25.2	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. as Trustee under the Indenture for Subordinated Debt.

*	If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.